UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2020
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On January 27, 2020, the Board of Directors (the "Board") of Cavco Industries, Inc., a Delaware corporation (the "Company"), announced that it appointed Mr. Steven W. Moster ("Mr. Moster") as an independent director of the Company's Board to fill the vacancy created by the retirement of Jack Hanna from the Board in July 2019. Mr. Moster will serve as a director until the Company's annual stockholders' meeting in 2021, and until his successor is elected and qualified. The Board affirmatively determined that Mr. Moster qualifies as an independent director. Mr. Moster was appointed to serve as Chairman of the Company's Compensation Committee replacing Richard A. Kerley, who stepped down from the Compensation Committee.
Mr. Moster, age 50, is the Chief Executive Officer and Executive Director of Viad Corp (NYSE: VVI). Mr. Moster has served in this role at Viad since 2014. He served in other roles at Viad since 2004, first as Chief Sales & Marketing Officer of Global Experience Specialists (GES) (a division of Viad) from 2004-2014, and then as President of GES from 2011 - 2014.
Prior to his work at Viad, Mr. Moster was an Engagement Manager for McKinsey & Co., a top-tier management consulting firm, in Atlanta, and a Research Scientist with Kimberley Clark Corporation, a Fortune 500 company, also in Atlanta. He received his Bachelor of Engineering from Vanderbilt University and earned his Masters of Business Administration from the Tuck School of Business at Dartmouth College.
There are no arrangements or understandings between Mr. Moster and any other person pursuant to which Mr. Moster was elected as one of the Company's directors. We are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.
Mr. Moster will be compensated for his service on our Board as follows: (i) a one-time grant of 250 Restricted Stock Units ("RSUs") of the Company, representing the right to receive 250 shares of common stock, par value $0.01 per share, of the Company ("Common Stock"); (ii) annual equity compensation in the form of a grant of RSUs having a value of $100,000 on the grant date (the grant date being the day of the annual meeting of stockholders), rounded to the nearest 50 units; (iii) a $65,000 annual Board retainer fee, payable quarterly; and (iv) an annual fee of $7,500, payable quarterly, for his membership on the Compensation Committee. Further, Mr. Moster will be reimbursed for reasonable expenses for attending Board and committee meetings.
Effective January 27, 2020, Mr. Moster entered into a Restricted Stock Unit Agreement (the "RSU Award Agreement"), whereby Mr. Moster was granted 250 RSUs of the Company, which will vest on the date of the Company’s annual meeting of stockholders in 2020, provided that vesting will accelerate upon his death, disability or a change in control of the Company.
Effective January 27, 2020, Mr. Moster entered into the Company's standard form of indemnification agreement for the Company's directors and certain of its officers (the "Indemnification Agreement"). The Indemnification Agreement provides, to the fullest extent permitted by law, indemnification against all expenses and liabilities incurred in any legal proceeding arising by reason of Mr. Moster’s capacity as a director. In addition, the Indemnification Agreement provides that the Company will pay to Mr. Moster all indemnifiable expenses incurred by his in connection with a legal proceeding in advance of the final disposition of such proceeding.
The form of Restricted Stock Unit Agreement and the form of Indemnification Agreement were filed, respectively, as Exhibit 10.2.10 to the Company’s Annual Report on Form 10-K filed on May 29, 2019 and Exhibit 10.2 to the Company's Current Report on Form 8-K filed on January 8, 2019, and are incorporated herein by reference.
A press release announcing Mr. Moster's appointment is attached hereto as Exhibit 99.1.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 28, 2020, the Board approved the adoption of the Third Amended and Restated Bylaws of the Company (the "Amended Bylaws") to, among other things, implement a majority voting standard in uncontested elections. The Amended Bylaws are attached to this Form 8-K as Exhibit 3.1.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description
3.1	Third Amended and Restated Bylaws of Cavco Industries, Inc. dated January 28, 2020.
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 8, 2019).
10.2.10
Cavco Industries, Inc. 2005 Stock Incentive Plan Restricted Stock Unit Agreement, (incorporated by reference to Exhibit 10.2.10 to the Company’s Annual Report on Form 10-K for the year ended March 30, 2019).

99.1	Press Release dated January 29, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Mickey R. Dragash
Mickey R. Dragash
Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Date:	January 29, 2020